Exhibit 99.1
PFSweb Reports Fourth Quarter and Full Year 2019 Results

Sales Momentum Across LiveArea and PFS Leads to Expected Return to Growth in 2020

Allen, TX - March 12, 2020 - PFSweb, Inc. (NASDAQ: PFSW), a global commerce services company, is reporting results for the fourth quarter and full year ended December 31, 2019.

Q4 2019 Summary vs. Q4 2018

•	Total revenues were $85.4 million compared to $93.0 million.

•	Service fee equivalent (SFE) revenue (a non-GAAP measure defined and reconciled below) was $63.4 million compared to $68.3 million.

•	Service fee gross margin was 32.5% compared to 34.7%.

•	Net income was $1.6 million or $0.08 per share, compared to $3.3 million or $0.17 per share.

•	Adjusted EBITDA (a non-GAAP measure defined and reconciled below) was $6.3 million compared to $9.1 million.

Full Year 2019 Summary vs. Full Year 2018

•	Total revenues were $294.0 million compared to $326.2 million.

•	Service fee equivalent (SFE) revenue was $215.8 million compared to $232.1 million.

•	Service fee gross margin was 33.9% compared to 36.3%.

•	Net loss was $2.2 million or $(0.11) per share, compared to net income of $1.2 million or $0.06 per share.

•	Adjusted EBITDA was $16.2 million compared to $24.4 million.

Management Commentary

“We continued to execute at a high level for our LiveArea and PFS clients in Q4, and we closed out 2019 with another strong quarter of new client bookings,” said Mike Willoughby, CEO of PFSweb. “As we have previously stated, 2019 was a transition year as we worked to replace lost revenue from two client bankruptcies in PFS and to recover from lower bookings in LiveArea in the first half of the year. As such, during 2019 we made strategic sales and marketing investments in both segments that resulted in significant improvements in our client engagement, bookings and sales pipeline. The benefit of those investments has laid the foundation for our expected return to growth in 2020.

“In the PFS business, we renewed our focus on our core verticals in 2019, and we expanded our service offerings to begin targeting small and medium sized businesses. Both strategic initiatives enabled the strongest year of PFS bookings in company history based on estimated annual contract value. Further, we introduced multiple new products within the FaaS (Fulfillment-as-a-Service) category, including RetailConnect and CloudPick, two potentially disruptive eCommerce offerings that create a new ‘asset-light’ model for PFS. RetailConnect has been successfully piloted in two retail locations in Dallas and we are working to roll out the solution to clients this year.

“In LiveArea, we revamped our go-to-market strategy and hired new executive leadership, sales and marketing personnel to establish a more revenue-focused team. This team has successfully rebuilt our sales pipeline by creating new services and productized offerings that differentiate LiveArea and expand our addressable market. In less than six months, our team has made tremendous progress, including record project and engagement bookings in both Q3 and Q4 2019, and LiveArea has entered 2020 on much stronger footing.

“As we emerge from our transition, we believe the improvements made over the last year across both segments have positioned us for a return to growth. We are reiterating our expectations for 2020 SFE revenue to grow in the mid-to-high single digits compared to 2019, and we continue to expect adjusted EBITDA margin expansion for the year as well.”

Fourth Quarter 2019 Financial Results
Total revenues in the fourth quarter of 2019 were $85.4 million compared to $93.0 million in the same period of 2018. Service fee revenue in the fourth quarter was $63.0 million compared to $68.0 million in the fourth quarter last year. Product revenue from the company’s last remaining client under this legacy business model was $6.4 million compared to $7.3 million in the same period of 2018.

SFE revenue was $63.4 million compared to $68.3 million in the year-ago quarter. The decline was primarily driven by the loss of PFS revenue related to two client bankruptcies earlier in the year and reduced system integration project activity in LiveArea, partially offset by new client wins.

Service fee gross margin in the fourth quarter of 2019 was 32.5% compared to 34.7% in the same period of 2018. The decrease was primarily due to lower gross margins applicable to PFS fulfillment and LiveArea technology services activity. Gross margins for both segments continued to be within the guidance range of 25% to 30% for the PFS segment and 40% to 50% for the LiveArea segment.

Net income in the fourth quarter of 2019 was $1.6 million or $0.08 per share, compared to $3.3 million or $0.17 per share in the same period of 2018. Net income in the fourth quarter of 2019 included $0.8 million of stock-based compensation expense, $0.2 million in amortization of acquisition-related intangible assets, $0.2 million of acquisition-related, restructuring and other costs, and $0.1 million of deferred tax expense related to goodwill amortization. This compares to $1.0 million of stock-based compensation expense, $0.8 million of acquisition-related, restructuring and other costs, $0.4 million in amortization of acquisition-related intangible assets, and a $0.1 million deferred tax credit related to goodwill amortization in the same period of 2018.

Adjusted EBITDA in the fourth quarter was $6.3 million compared to $9.1 million in the year-ago quarter. As a percentage of SFE revenue, adjusted EBITDA was 9.9% compared to 13.3%, with the decrease primarily due to decreased gross margins in both segments.

Non-GAAP net income (a non-GAAP measure defined and reconciled below) was $3.0 million in the fourth quarter of 2019 compared to $5.6 million in the fourth quarter of 2018.

At December 31, 2019, net debt (a non-GAAP measure defined as total debt, excluding operating lease liabilities, less cash and cash equivalents) was $25.4 million compared to $26.5 million at December 31, 2018. Cash and cash equivalents totaled $12.4 million compared to $15.4 million at December 31, 2018. Total debt at December 31, 2019 was $37.8 million compared to $42.0 million at the end of last year.

2020 Outlook
PFSweb expects to report growth for each of its business units in 2020, with consolidated SFE revenue growing mid-to-high single digits compared to 2019. Coupled with an ongoing focus on costs, PFSweb also expects to improve its adjusted EBITDA margin performance in 2020.

At this time, the recent COVID-19 virus outbreak has not had a discernable impact on the company’s business. Accordingly, the company has not included any impact from the outbreak into its 2020 outlook and will provide updates as appropriate when the longer term impact becomes more clear.

Conference Call
PFSweb will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the fourth quarter and full year ended December 31, 2019.

PFSweb management will host the conference call, followed by a question and answer period.

Date: Thursday, March 12, 2020
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 1-888-220-8474
International dial-in number: 1-646-828-8193
Conference ID: 3000783

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at www.pfsweb.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through March 26, 2020.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 3000783

About PFSweb, Inc.
PFSweb (NASDAQ:PFSW) is a global commerce services company that manages the online customer shopping experience on behalf of major branded manufacturers and retailers. Across two business units - LiveArea for strategy consulting, creative design, digital marketing, and web development services, and PFS for order fulfillment, contact center, payment processing/fraud management, and order management services - they provide solutions to a broad range of Fortune 500® companies and household brand names such as Procter & Gamble, L’Oréal USA, ASICS, PANDORA, Ralph Lauren, Shiseido, Camping World, the United States Mint, and many more. PFSweb enables these brands to provide a more convenient and brand-centric online shopping experience through both traditional and online business channels. The company is headquartered in Allen, TX with additional locations around the globe. For more information, please visit www.pfsweb.com.

Non-GAAP Financial Measures
This news release contains certain non-GAAP measures, including non-GAAP net income (loss), earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and service fee equivalent revenue.

Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, acquisition-related, restructuring and other costs (including certain client related bankruptcy costs), amortization of acquisition-related intangible assets and deferred tax expense for goodwill amortization.

EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, as well as acquisition-related, restructuring, and other costs (including certain client related bankruptcy costs).

Service fee equivalent revenue represents service fee revenue plus the gross profit earned on product revenue and does not alter existing revenue recognition.

Non-GAAP net income (loss), EBITDA, adjusted EBITDA and service fee equivalent revenue are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, acquisition-related, restructuring and other costs (including certain client related bankruptcy costs), amortization of acquisition-related intangible assets, and deferred tax expense for goodwill amortization, and EBITDA and adjusted EBITDA further eliminate the effect of financing, remaining income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. Service fee equivalent revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis.

PFS believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Forward-Looking Statements
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFS' Annual Report on Form 10-K for the year ended December 31, 2018 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report of the company and the Risk Factors described therein. PFS undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Company Contact:
Michael C. Willoughby
Chief Executive Officer
Or
Thomas J. Madden
Chief Financial Officer
1-972-881-2900

Investor Relations:
Sean Mansouri, CFA or Scott Liolios
Gateway Investor Relations
1-949-574-3860
PFSW@gatewayir.com

PFSweb, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Share Data)

	December 31, 2019	December 31, 2018
ASSETS		
CURRENT ASSETS:		
Cash and cash equivalents	$ 12,434	$ 15,419
Restricted cash	214	207
Accounts receivable, net of allowance for doubtful accounts of $1,071 and $585 at December 31, 2019 and December 31, 2018, respectively	72,262	72,415
Inventories, net of reserves of $291 and $298 at December 31, 2019 and December 31, 2018, respectively	3,281	6,090
Other receivables	3,324	4,014
Prepaid expenses and other current assets	6,954	6,943
Total current assets	98,469	105,088
PROPERTY AND EQUIPMENT, net	18,436	21,496
OPERATING LEASE RIGHT-OF-USE ASSETS, net	36,403	-
IDENTIFIABLE INTANGIBLES, net	1,135	1,803
GOODWILL	45,393	45,185
OTHER ASSETS	3,772	3,501
Total assets	$ 203,608	$ 177,073
LIABILITIES AND SHAREHOLDERS' EQUITY		
CURRENT LIABILITIES:		
Trade accounts payable	$ 44,640	$ 47,580
Accrued expenses	21,625	24,623
Current portion of operating lease liabilities	8,904	-
Current portion of long-term debt and capital lease obligations	2,971	2,610
Deferred revenues	6,058	7,328
Total current liabilities	84,198	82,141
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	34,829	39,348
DEFERRED REVENUES, less current portion	1,398	1,927
DEFERRED RENT	-	4,625
OPERATING LEASE LIABILITIES	33,295	-
OTHER LIABILITIES	3,046	2,449
Total liabilities	156,766	130,490
COMMITMENTS AND CONTINGENCIES		
SHAREHOLDERS' EQUITY:		
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 35,000,000 shares authorized; 19,465,877 and 19,294,296 issued at December 31, 2019 and December 31, 2018, respectively; and 19,432,410 and 19,260,829 outstanding at December 31, 2019 and December 31, 2018, respectively	19	19
Additional paid-in capital	158,192	155,455
Accumulated deficit	(109,943)	(107,773)
Accumulated other comprehensive income	(1,301)	(993)
Treasury stock at cost, 33,467 shares	(125)	(125)
Total shareholders' equity	46,842	46,583
Total liabilities and shareholders' equity	$ 203,608	$ 177,073

PFSweb, Inc. and Subsidiaries
Unaudited Consolidated Segment Information
and Reconciliation of Certain Non-GAAP Items to GAAP
(In Thousands)

Effective January 1, 2018, the company changed its organizational structure in an effort to create more effective and efficient operations and to improve client and service focus. As a result, the company is now presenting supplemental financial data below based on the reportable operating business segments of its PFS Operations and LiveArea Professional Services units, which are comprised of strategic businesses that are defined by the types of service offerings they provide. In addition, certain costs that are not fully directly allocable to a business unit are presented as Corporate selling, general, and administrative expenses.

The segment financial data for the three and twelve months ended December 31, 2019 and 2018, reflect the financial performance for each of the segments based on the current financial presentation reviewed by the company's Chief Operating Decision Makers. The company is continuing to evaluate its segregation of costs among the business units, including an effort to further allocate certain Corporate costs into the two operating business units to enhance cost focus and responsibility.

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2019	2018	2019	2018
PFS Operations				
Revenues:				
Service fee revenue	$ 43,559	$ 47,849	$ 139,490	$ 148,072
Product revenue, net	6,397	7,269	26,613	34,350
Pass-through revenue	15,247	17,238	50,296	59,314
Total revenues	65,203	72,356	216,399	241,736
Costs of revenues:				
Cost of service fee revenue	32,084	34,015	101,108	105,155
Cost of product revenue	6,041	6,891	25,158	32,710
Cost of pass-through revenue	15,247	17,238	50,296	59,314
Total costs of revenues	53,372	58,144	176,562	197,179
Gross profit	11,831	14,212	39,837	44,557
Direct operating expenses	6,668	6,892	28,292	25,611
Direct contribution	5,163	7,320	11,545	18,946
Depreciation and amortization	1,894	1,952	8,047	7,920
Stock-based compensation	98	290	478	848
Acquisition-related, restructuring and other costs	56	24	1,457	252
ADJUSTED EBITDA	$ 7,211	$ 9,586	$ 21,527	$ 27,966
TOTAL REVENUES	$ 65,203	$ 72,356	$ 216,399	$ 241,736
Pass-through revenue	(15,247)	(17,238)	(50,296)	(59,314)
Cost of product revenue	(6,041)	(6,891)	(25,158)	(32,710)
SERVICE FEE EQUIVALENT REVENUE	$ 43,915	$ 48,227	$ 140,945	$ 149,712